Exhibit 10.7

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”) is made as of September 19, 2008 by and among Citrix Systems, Inc., a Delaware corporation (the “Borrower”), Citrix Systems International GMBH, a company organized under the laws of Switzerland (the “Subsidiary Borrower” and, together with the Borrower, the “Borrowers”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A. The Borrower, the Subsidiary Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of September 27, 2006 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrower, the Administrative Agent, and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a) The following sentence shall be inserted at the end of the definition of “Subsidiary” in Section 1.01 of the Credit Agreement:

“Notwithstanding the foregoing, IntervalZero, Inc., a Delaware corporation, shall not be deemed a Subsidiary solely due to its accounts being consolidated with those of the Borrower in the Borrower’s consolidated financial statements in accordance with GAAP”.

(b) The first sentence in Section 3.04(a) of the Credit Agreement shall be deleted and replaced with the following sentence:

“The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2006, reported on by Ernst & Young LLP, independent registered public accounting firm”.

2. Representations and Warranties of the Borrowers. The Borrowers represent and warrant that:

(a) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law;

(b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement (other than representations and warranties that relate solely to an earlier date) is true and correct on and as of the date hereof as if made on the date hereof; provided that one or more Subsidiaries may not be in good standing in its jurisdiction of organization; provided further that the Borrower and each Material Subsidiary is in good standing in its jurisdiction of organization and

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3. Effectiveness. This Amendment shall become effective (the “Effective Date”) upon the execution and delivery hereof by the Borrowers, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all Lenders).

4. Miscellaneous.

(a) Except as specifically modified in Section 1 of this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except in each case as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified hereby.

(c) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expense incurred by the Administrative Agent in connection with this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By:	Sean J. Lynch

Its:	Vice President

/s/ Sean J. Lynch

CITRIX SYSTEMS, INC., as Borrower

By:	/s/ Karen Leopardi
Name:	Karen Leopardi
Title:	Corporate Treasurer

CITRIX SYSTEMS INTERNATIONAL GMBH, as Subsidiary Borrower

By:	/s/ Connie Lane
Name:	Connie Lane
Title:	Senior Director Finance EMEA

[Signature Page to Citrix Amendment]

/s/ Karen Leikert

By:	Karen Leikert

Its:	Senior Vice President, Wachovia Bank NA

SUNTRUST BANK

By:	/s/ William C. Barr, III
William C. Barr, III
Its:	Managing Director

BNP PARIBAS

By:	/s/ William Davidson
Name and Title: William Davidson
Director

By:	/s/ Mathew Harvey
Name and Title: Mathew Harvey
Managing Director

Mizuho Corporate Bank, Ltd.

By:	/s/ Bertram Tang

Its:	Authorized Signatory

[Signature Page to Citrix Amendment]